           As filed with the Securities and Exchange Commission on May 20, 1999

                                                Registration No. 333-
                                                                      --------
--------------------------------------------------------------------------------
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                ----------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                ----------------

                                   ETOYS INC.
             (Exact name of Registrant as specified in its charter)

        DELAWARE                                         95-4633006
(State of incorporation)                  (I.R.S. Employer Identification No.)

                        3100 OCEAN PARK BLVD., SUITE 300
                             SANTA MONICA, CA 90405
                    (Address of principal executive offices)
                             -----------------------

                        1999 EMPLOYEE STOCK PURCHASE PLAN
                             1997 STOCK OPTION PLAN
                             1999 STOCK OPTION PLAN
                        1999 DIRECTORS' STOCK OPTION PLAN
                            (Full title of the Plans)
                             -----------------------

                                 EDWARD C. LENK
                                PRESIDENT AND CEO
                                   ETOYS INC.
                        3100 OCEAN PARK BLVD., SUITE 225
                             SANTA MONICA, CA 90405
                                 (310) 664-8100
 (Name, address and telephone number, including area code, of agent for service)
                             -----------------------
                                    Copy to:

                               Amy Elizabeth Paye
                                Venture Law Group
                           A Professional Corporation
                               2800 Sand Hill Road
                          Menlo Park, California 94025
                                 (650) 854-4488

                               Page 1 of 7 Pages
                            Exhibit Index on Page 7
               (Calculation of Registration Fee on following page)

------------------------------------------------------------------------------------------------------------------
                                                 CALCULATION OF REGISTRATION FEE
------------------------------------------------------------------------------------------------------------------
                                                                     Proposed      Proposed Maximum
                                            Maximum Amount to        Maximum           Aggregate         Amount of
                                             be Registered(1)     Offering Price    Offering Price     Registration
  Title of Securities to be Registered                              Per Share                               Fee
------------------------------------------ --------------------- ----------------- ------------------ ----------------

1999 EMPLOYEE STOCK PURCHASE PLAN
   Common Stock,
   $0.0001 par value.....................      1,000,000 Shares     $17.00(2)        $ 17,000,000.00    $  4,726.00


1997 STOCK OPTION PLAN
   Common Stock,
   $0.0001 par value.....................     14,249,903 Shares     $ 0.77(3)        $ 10,972,425.31    $  3,050.33


1999 STOCK OPTION PLAN
   Common Stock,
   $0.0001 par value.....................      3,709,702 Shares    $ 10.37(3)        $ 38,469,609.74    $ 10,694.55

   Common Stock,
   $0.0001 par value.....................     21,090,298 Shares    $ 20.00(4)        $421,805,960.00    $117,262.06

1999 DIRECTORS' STOCK OPTION PLAN
   Common Stock,
   $0.0001 par value.....................        600,000 Shares    $ 20.00(4)        $ 12,000,000       $  3,336.00

                  TOTAL                       40,649,903 Shares                      $500,247,995.05    $139,068.94
                  -----

-----------------------

(1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable under any of the Plans being registered pursuant to this Registration Statement by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant's outstanding shares of Common Stock.

(2) Estimated in accordance with Rule 457(h) under the Securities Act of 1933 (the "SECURITIES ACT") solely for the purpose of calculating the registration fee. The computation is based upon the proposed maximum offering price per share as set forth in the Registrant's Registration Statement on Form S-1 (File No. 333-72469), multiplied by 85%, which is the percentage of the trading purchase price applicable to purchases under the referenced Plan.

(3) Computed in accordance with Rule 457(h) under the Securities Act solely for the purpose of calculating the registration fee. Computation based on the weighted average per share exercise price (rounded to nearest cent) of outstanding options under the referenced plan, the shares issuable under which are registered hereby.

(4) Estimated in accordance with Rule 457(h) under the Securities Act solely for the purpose of calculating the registration fee. The computation with respect to unissued options is based upon the proposed maximum offering price per share as set forth in the Registrant's Registration Statement on Form S-1 (File No. 333-72469).

                                PART II
        INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.        INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents filed with the Securities and Exchange Commission (the "COMMISSION") are hereby incorporated by reference:

         (a) The Registrant's Prospectus filed on May 20, 1999 pursuant to Rule 424(b) of the Securities Act, which contains audited financial statements for the Registrant's latest fiscal year for which such statements have been filed.

         (b)      Not Applicable.

         (c) The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A filed with the Commission under
Section 12 of the Securities Exchange Act of 1934 (the "EXCHANGE ACT") on April 5, 1999, including any amendment or report filed for the purpose of updating such description.

         All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing such documents.

Item 4.           DESCRIPTION OF SECURITIES.  Not applicable.

Item 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         As of the date of this Registration Statement, certain directors and attorneys of Venture Law Group and an investment partnership affiliated with Venture Law Group beneficially own an aggregate of 50,047 shares of the Company's Common Stock.

Item 6.           INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Registrant's Certificate of Incorporation reduces the liability of a director to the corporation or its shareholders for monetary damages for breaches of his or her fiduciary duty of care to the fullest extent permissible under Delaware law. The Bylaws of the Registrant further provide for indemnification of corporate agents to the maximum extent permitted by the Delaware General Corporation Law. In addition, the Registrant has entered into Indemnification Agreements with its officers and directors.

Item 7.           EXEMPTION FROM REGISTRATION CLAIMED.  Not applicable.

Item 8.           EXHIBITS.


                   Exhibit
                   Number
                   ------
                   5.1           Opinion of Venture Law Group, a Professional Corporation.
                   23.1          Consent of Venture Law Group, a Professional Corporation (included in
                                 Exhibit 5.1).
                   23.2          Consent of Independent Auditors.
                   24.1          Powers of Attorney (see page 6).
---------------


Item 9.           UNDERTAKINGS.

         The undersigned Registrant hereby undertakes:

                  (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                  (2) that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as the indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the Registrant will, unless in the opinion of its counsel the question has already been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                      [Signature Pages Follow]

                                  SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the Registrant, eToys Inc., a corporation organized and existing under the laws of the State of Delaware, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Monica, State of California, on this May 20, 1999.

                          eToys Inc.


                          By:        /s/ Edward C. Lenk
                                  ----------------------------------------
                                    Edward C. Lenk
                                    President, Chief Executive Officer and
                                    Uncle of the Board

                           POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Edward C. Lenk and Steven J. Schoch, jointly and severally, his or her attorneys-in-fact and agents, each with the power of substitution and resubstitution, for him or her and in his or her name, place or stead, in any and all capacities, to sign any amendments to this Registration Statement on Form S-8, and to file such amendments, together with exhibits and other documents in connection therewith, with the Securities and Exchange Commission, granting to each attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully as he or she might or could do in person, and ratifying and confirming all that the attorney-in-facts and agents, or his or her substitute or substitutes, may do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


               SIGNATURE                                     TITLE                                DATE
               ---------                                     -----                                ----

/S/ EDWARD C. LENK                        President, Chief Executive Officer and             May 20, 1999
------------------------------------        Uncle of the Board  (Principal Executive
Edward C. Lenk                               Officer)


/S/ STEVEN J. SCHOCH                      Chief Financial Officer (Principal                 May 20, 1999
------------------------------------        Financial and Accounting Officer)
Steven J. Schoch

/S/ PETER C.M. HART                       Director                                           May 20, 1999
------------------------------------
Peter C.M. Hart

/S/ TONY HUNG                             Director                                           May 20, 1999
------------------------------------
Tony Hung

/S/ MICHAEL MORITZ                        Director                                           May 20, 1999
------------------------------------
Michael Moritz

/S/ DANIEL NOVA                           Director                                           May 20, 1999
------------------------------------
Daniel Nova

                          INDEX TO EXHIBITS



   Exhibit
   Number
   ------
     5.1       Opinion of Venture Law Group, a Professional Corporation

    23.1       Consent of Venture Law Group, a Professional Corporation
               (included in Exhibit 5.1).

    23.2       Consent of Independent Auditors.

    24.1       Powers of Attorney (see page 6).
